UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 1, 2022

Ingersoll Rand Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Harbour Place Drive, Suite 600
Davidson, North Carolina  28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Entry into Employment and Equity Award Agreements

The executive compensation philosophy of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ingersoll Rand Inc. (the “Company”) is centered on two key tenets: (i) building long-term value for stockholders, and (ii) driving employee engagement and retention. In line with this philosophy, the Committee approved, effective on September 1, 2022, the grant of a Performance-Based Leadership Equity Incentive Award (the “Performance-Based Award”) to Vicente Reynal, the Company’s Chief Executive Officer (CEO) and Chairman of the Board, under the Company’s Amended and Restated 2017 Omnibus Incentive Plan (the “Omnibus Plan”). The Committee also approved, effective as of September 1, 2022, a new employment agreement with Mr. Reynal (the “Employment Agreement”).

Mr. Reynal’s vision and leadership have been integral to the Company’s growth and success. During his tenure, the Company has experienced significant stockholder value creation.  The Committee approved the Performance-Based Award and Employment Agreement to motivate Mr. Reynal to continue to drive this track record of financial outperformance and retain him as the Company’s CEO for the foreseeable future.

Performance-Based Leadership Equity Incentive Award

The Performance-Based Award is designed to: (i) drive the creation of long-term stockholder value, (ii) further strengthen the alignment of Mr. Reynal’s interests with those of long-term stockholders, and (iii) encourage the retention of Mr. Reynal for the next five to ten years.

The Performance-Based Award has two components. First, a grant of 1,000,000 Performance Stock Units (“PSUs”) that vest if the Company achieves robust stockholder value creation and earnings growth objectives and Mr. Reynal remains employed for at least five years.  Second, conditional annual grants of stock options to purchase 100,000 shares in each of fiscal years 2022 through 2026 if the Company’s Adjusted EPS growth in any such year is at least 12% over the Company’s Adjusted EPS for the prior fiscal year (if earned, such options will be granted in the fiscal year following the measurement year and cliff vest five years from the date of grant).

Key design elements of the Performance-Based Award include: (a) 100% of the award is contingent on the Company exceeding preset robust stock price and earnings growth targets, (b) a five-year performance period for all PSUs, (c) no guaranteed compensation, (d) a requirement of continued employment during the entire performance period for full vesting (except in limited circumstances), and (e) change in control provisions that protect against windfall payments and require “double trigger” vesting if assumed by a buyer.

(i)	Performance Stock Units (“PSUs”)

PSUs are earned and vested based upon achieving robust stockholder value creation (the “TSR PSUs”) and earnings growth objectives (the “EPS PSUs”). For the TSR PSUs to fully vest, there must be a significant stock price increase over the next five years. For the EPS PSUs to fully vest, the Company must achieve a five-year Adjusted EPS CAGR of 15%.

a.
TSR PSUs: Two hundred and fifty thousand (250,000) of the total PSUs will become earned (but not vested) on the first date during the five-year period commencing on the date of grant (the “TSR Performance Period”) on which the sum of (i) the 60-day volume-weighted average closing price of the Company’s common stock, plus (ii) the cumulative value of any dividends paid during the TSR Performance Period through and including such date equals or exceeds the TSR Target Price.  The “TSR Target Price” is $81.85 (i.e., the absolute stock price equivalent to a five-year compounded annual growth rate of 12% in the Company’s stock price from the Grant Date Stock Price to the end of the TSR Performance Period).  The “Grant Date Stock Price” is $46.45, the 60-day volume weighted average closing price of the Company’s common stock immediately preceding the grant date.  In order for the TSR PSUs to vest, Mr. Reynal must remain continuously employed by the Company throughout the five-year TSR Performance Period (except as otherwise described below).

If the TSR Target Price is achieved prior to the end of the TSR Performance Period and Mr. Reynal is terminated due to his death or permanent disability prior to the expiration of such performance period, then all of the TSR PSUs will vest upon such termination.  If the TSR Target Price is achieved prior to the end of the TSR Performance Period and Mr. Reynal is terminated by the Company without Cause or he resigns for Good Reason (each, a “Qualifying Termination” and as defined in the Employment Agreement) prior to the end of the TSR Performance Period, then he will vest pro-rata in a number of TSR PSUs based on the number of days he was employed with the Company during the TSR Performance Period.

If a change in control (as defined in the Omnibus Plan) occurs following the date on which the TSR Target Price is achieved, then all of the TSR PSUs will become fully vested immediately prior to such change in control subject to Mr. Reynal’s continued employment through such change in control. Subject to Mr. Reynal’s continued employment through such change in control, if a change in control occurs during the TSR Performance Period and prior to the date on which the TSR Target Price is achieved, and the award is not assumed by the successor to the Company, then the TSR Performance Period will end on the date of the change in control and (i) if the sum of  (A) the price per share of the Company’s common stock payable in connection with such change in control, plus (B) the cumulative value of any dividends paid during the TSR Performance Period through and including the date of the change in control equals or exceeds the TSR Target Price, the TSR PSUs will vest immediately prior to the closing of such change in control, and (ii) if such sum is less than the TSR Target Price, all of the TSR PSUs will automatically be forfeited immediately prior to the closing of such change in control.

If a change in control occurs prior to the date on which the TSR Target Price is achieved and the award is assumed by the successor to the Company and Mr. Reynal is terminated due to death, permanent disability or a Qualifying Termination following such change in control but prior to the end of the TSR Performance Period, the TSR PSUs will become fully vested on the date of such termination.

b.
EPS PSUs: The remaining 750,000 of the total number of PSUs are eligible to vest based on the level of compounded annual growth rate (“CAGR”) of the Company’s Adjusted EPS (as defined below) during the period beginning on January 1, 2022 and ending on December 31, 2026 (the “EPS Performance Period”) as compared to the fiscal year 2021 Adjusted EPS baseline amount determined by the Committee.  The number of EPS PSUs that vest, if any, will be based on the Adjusted EPS CAGR during the EPS Performance Period as determined by the Committee based on the table below.  For purposes of the EPS PSUs, “Adjusted EPS” means the Company’s adjusted diluted net income per share, as reported in the Company’s public filings (modified to reflect the effective tax rate applied in the determination of the 2021 Adjusted EPS baseline described below), as may be equitably adjusted by the Committee in its reasonable discretion if the Committee determines such adjustment to be necessary to prevent enlargement or diminution of the benefits or potential benefits intended to be provided pursuant to the EPS PSUs.  In setting the fiscal year 2021 Adjusted EPS baseline, the Committee made certain adjustments to the reported Adjusted EPS, with the primary adjustment being an increase in the effective tax rate, which was significantly lower in fiscal year 2021 than it had been historically due to a number of extraordinary one-time items.

Number of EPS PSUs Eligible to Vest	Adjusted EPS CAGR Goals
250,000	≥10%
500,000	≥12%
750,000	≥15%

Vesting is subject to Mr. Reynal’s continued employment through December 31, 2026; however, if there is a Qualifying Termination or Mr. Reynal dies or becomes permanently disabled, in each case, after the expiration of the EPS Performance Period and before the date on which the Committee certifies the level of performance achieved (the “EPS PSU Vesting Date”), he remains entitled to receive the number of EPS PSUs that the Committee certifies has become vested.

If Mr. Reynal dies, becomes permanently disabled or experiences a Qualifying Termination prior to the end of the EPS Performance Period, the calculation to determine the number of EPS PSUs, if any, that will become vested will be conducted as though (i) the last day of the EPS Performance Period was the date on which such termination occurs and (ii) the Company’s Adjusted EPS will be the Adjusted EPS for the last four completed fiscal quarters during the EPS Performance Period prior to the date of such termination (or, if there are not four completed fiscal quarters at the time of such termination, then all of the EPS PSUs will be forfeited on the date of such termination) and, if the reason for such termination is a Qualifying Termination, the number of EPS PSUs that will become vested will be prorated by the number of days Mr. Reynal was employed during the EPS Performance Period.

If a change in control occurs following the expiration of the EPS Performance Period but prior to the EPS PSU Vesting Date, then the EPS PSUs will vest on the closing of such change in control based on the achievement of Adjusted EPS in accordance with the table above so long as Mr. Reynal has remained in continuous employment with the Company through such change in control.

If a change in control occurs during the EPS Performance Period and the award is not assumed, then the calculation to determine the number of EPS PSUs that will become eligible to vest will be conducted as though (i) the last day of the EPS Performance Period was the date of the change in control and (ii) the Company’s Adjusted EPS will be measured based on the last four completed fiscal quarters (or, if there are not four completed fiscal quarters at the time of such change in control, then all of the EPS PSUs will be forfeited upon the change in control). The number of EPS PSUs, if any, resulting from such calculation will become vested on the closing of the change in control so long as Mr. Reynal has remained continuously employed through such change in control.

If a change in control occurs prior to the expiration of the EPS Performance Period and the award is assumed by the successor to the Company, and Mr. Reynal is subsequently terminated due to death, permanent disability or a Qualifying Termination following such change in control but prior to the end of the EPS Performance Period, the EPS PSUs will become vested in full on the date of such termination.

(ii)	Performance-Conditioned Stock Option Grants

Under his Employment Agreement, Mr. Reynal will be eligible to receive stock options to purchase 100,000 shares in each of fiscal years 2022 through 2026, but only if the Company’s Adjusted EPS (determined in the same manner as the EPS PSUs) in any such fiscal year is at least 12% over the Company’s Adjusted EPS in the immediately prior fiscal year. If the Adjusted EPS goal is achieved for any such year, these stock options will be granted in the following fiscal year on the same date on which the Company grants its annual long-term incentive plan awards to its senior executives. The stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant and will cliff vest on the fifth anniversary of the grant date, subject to Mr. Reynal’s continued employment through such date.  However, if Mr. Reynal experiences a Qualifying Termination or he dies or becomes permanently disabled, the number of shares subject to the stock options that will become vested on the date of such termination will be determined as if the stock options had instead vested 20% per year over five years and, solely in the event of a termination due to his death or permanent disability, Mr. Reynal will become immediately vested in an additional 20% of the stock options. If a change in control occurs and the stock options are not assumed, then the stock options will become vested in full immediately prior to the change in control.  If the stock options are assumed by the successor to the Company, and Mr. Reynal is subsequently terminated due to death, disability or a Qualifying Termination, the stock options will become fully vested on the date of such termination.

Employment Agreement

The Employment Agreement, which supersedes Mr. Reynal’s prior offer letter with the Company (the “Prior Agreement”), provides for an initial term of five years (with automatic one-year renewals), an annual base salary of $1,100,000 (which is an increase of $100,000 from his annual base salary in 2021), an annual target bonus of 150% of annual base salary (which target bonus remains unchanged from the Prior Agreement) and eligibility for the performance-conditioned stock option grants described above.  Under the Employment Agreement, Mr. Reynal’s severance entitlements for a termination by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the Employment Agreement) remain unchanged from the Prior Agreement. The Employment Agreement also provides that Mr. Reynal may make personal use of the aircraft leased by the Company for an amount of time that does not result in the Company incurring more than $200,000 in aggregate incremental costs per year.

In addition, in exchange for entering into the Employment Agreement and receiving the Performance-Based Award, Mr. Reynal has agreed that the post-termination non-competition, non-solicitation of clients and non-solicitation of employees covenants to which he is subject will increase from 12 months under the Prior Agreement to 24 months under the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

	By:	/s/ Andrew Schiesl
Andrew Schiesl
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: September 2, 2022